                                                                     EXHIBIT 2.3


THIS WARRANT AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

                             DAZZLE MULTIMEDIA, INC.
                          COMMON STOCK PURCHASE WARRANT

        THIS CERTIFIES THAT, for value received, SCM Microsystems, Inc., a Delaware corporation, (the "HOLDER"), is entitled to subscribe for and purchase a number of shares equal to the Control Number (as defined in Section 2(a) below) of fully paid and non-assessable Common Stock, $0.001 par value (the "SHARES"), of Dazzle Multimedia, Inc., a California corporation (the "COMPANY"), at the price of One Cent ($0.01) per share (the "EXERCISE PRICE") (as adjusted pursuant to Section 3 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth.

        This Warrant has been purchased pursuant to the Note and Warrant Purchase Agreement ("NOTE AND WARRANT PURCHASE AGREEMENT") and in connection with the Note, the Security Agreement and the Trademark Security Agreement, all dated December 30, 1998 between the Holder and the Company. Capitalized terms not otherwise defined herein shall have the meaning set forth in ANNEX A, Definitions, attached to the Note and Warrant Purchase Agreement.

        1.      Method of Exercise; Payment.

                (a) Conditions Precedent for Exercise. Unless prior thereto this Warrant shall have expired, this Warrant may be exercised by the Holder upon (i) any failure to pay all principal and interest due under the Note on the Maturity Date (including within thirty (30) days of a Change of Control) or (ii) an Event of Default and circumstances exist that would allow acceleration of all Obligations due under the Note regardless of any terms of the Subordination Agreement. Any such right to exercise shall be subject to any grace or other similar period to which the Company's payment obligations are subject.

                (b) Exercise. The purchase rights represented by this Warrant may be exercised by the Holder in whole by the surrender of this Warrant (with the Notice of Exercise form attached hereto as EXHIBIT A duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier's or other check acceptable to the Company, of an amount equal to the aggregate Exercise Price of the Shares being purchased. Unless otherwise agreed in writing by the Holder and the Company or unless this Warrant shall have expired prior to the fifth day after the

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                                                               Dazzle Multimedia
                                                                         Warrant
                                                                          Page 2

exercise of the Warrant pursuant to Section 10 hereof, the exercise of the Warrant shall be effective on the fifth day after such exercise.

                (c) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder promptly but in any event within two (2) business days. Prior to such delivery the Holder shall have all voting and other rights with respect to such Shares.

        2. Number of Shares; Additional SCM Payment; Stock Fully Paid; Reservation of Shares.

                (a) The Shares represented by this Warrant shall equal the "CONTROL NUMBER" being the number of shares of Common Stock necessary for the Holder to control fifty-one percent (51%) of the Company's voting capital stock after including the shares of the Company owned or to be owned by the Holder after conversion of the Note and the Company Trade Facility (as contemplated in Section 2 (b) of the Note and Section 3(b) of the Company Trade Facility, respectively) and all interest accrued thereunder, into shares of the Company's voting capital stock. In calculating the Control Number, appropriate effect shall be given to any antidilution provisions contained in any options or convertible securities of the Company.

                (b) To the extent the aggregate amount (including principal and interest) of the Note and the Company Trade Facility mandatorily converted in connection with the exercise of this Warrant shall be less than $4,500,000, at the time of such exercise SCM shall pay to the Company the excess of $4,500,000 over such amounts.

                (c) The Company shall within ten (10) days of receipt of the Notice of Exercise, file with the State of California its Restated Articles in substantially the form attached hereto as EXHIBIT C that contemplate issuance of the Shares and the rights, preferences and privileges of the Company's voting capital stock.

                (d) The Shares issuable upon exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

        3. Adjustments. Subject to the provisions of Section 10 hereof, the number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                (a) Reclassification. In case of any reclassification or change of the Common Stock (other than a change in par value, or as a result of a subdivision or combination), the Company shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price, in lieu of the shares of the Common Stock theretofore issuable upon exercise of this Warrant, the kind and

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                                                               Dazzle Multimedia
                                                                         Warrant
                                                                          Page 3

amount of shares of stock, other securities, money and property receivable upon such reclassification or change, by a holder of an equivalent number of shares of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this subsection (a), subject to Section 10 hereof, shall similarly apply to successive reclassifications or changes.

                (b) Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend on its outstanding shares of Common Stock the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

        4. Notice of Adjustments. Whenever the number of Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of Shares which may be purchased and the Exercise Price therefor after giving effect to such adjustment.

        5. Representations of the Company. The Company represents that all actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Warrant Shares pursuant hereto and as contemplated by the Note and Warrant Purchase Agreement, and the performance of the Company's obligations hereunder and thereunder were taken prior to and are effective as of the effective date of this Warrant. Pursuant to the Note and Warrant Purchase Agreement, the Company shall have obtained all necessary consents and waivers, including those of the Board of Directors and shareholders, and those related to the contemplated filing of the Restated Articles to authorize the Shares.

        6. Representations and Warranties by the Holder. The Holder hereby confirms each of the representations and warranties of Holder set forth in
Section 3 of the Note and Warrant Purchase Agreement.

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                                                               Dazzle Multimedia
                                                                         Warrant
                                                                          Page 4

        7.      Restrictive Legend.

                The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

                THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

        8.      Restrictions Upon Transfer and Removal of Legend.

                (a) The Company need not register a transfer of this Warrant or Shares bearing the restrictive legend set forth in Section 7 hereof, unless the conditions specified in such legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of the Shares, unless one of the conditions specified in the legend referred to in Section 7 hereof is satisfied.

                (b) Notwithstanding the provisions of paragraph (a) above, no opinion of counsel or "no-action" letter shall be necessary for a transfer without consideration by any holder (i) to an affiliate of the holder, (ii) if such holder is a partnership, to a partner or retired partner of such partnership who retires after the date hereof or to the estate of any such partner or retired partner, (iii) if such holder is a corporation, to a shareholder of such corporation, or to any other corporation under common control, direct or indirect, with such holder, or (iv) by gift, will or intestate succession of any individual holder to his spouse or siblings, or to the lineal descendants or ancestors of such holder or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were the original holder hereunder.

        9. Rights of Shareholders. No holder of this Warrant shall be entitled, solely as a Warrant holder, to vote or receive dividends or be deemed the holder of the Warrant Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any

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                                                               Dazzle Multimedia
                                                                         Warrant
                                                                          Page 5

corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

        10. Expiration of Warrant. This Warrant shall expire and shall no longer be exercisable upon the earlier to occur of:

                (a) payment of all Obligations under the Note with cash, unless waived by the Holder;

                (b)     upon the optional conversion of the Note pursuant to
Section 2(a), prior to the date this Warrant would otherwise become exercisable under Section 1(a); or

                (c)     upon the mandatory conversion of the Note pursuant to
Section 2(b)(ii) thereof upon the closing of a Qualified Equity Financing, but not upon the mandatory conversion of the Note pursuant to Section 2(b)(iii) thereof in connection with the exercise of this Warrant.

        11. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five
(5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission with written confirmation of receipt (i) if to the Holder, at the Holder's address as set forth on the Note and Warrant Purchase Agreement, and (ii) if to the Company, at the address of its principal corporate offices (attention: President), or at such other address as a party may designate by ten (10) day advance written notice to the other party pursuant to the provisions above.

        12. Reorganization, Reclassification, Consolidation, Merger or Sale. If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby the holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby; provided, however, that in the event the value of the stock, securities or other assets or property (determined in good faith by the Board of Directors of the Company) issuable or payable

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                                                               Dazzle Multimedia
                                                                         Warrant
                                                                          Page 6

with respect to one share of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby is in excess of the Exercise Price hereof effective at the time of the merger and securities received in such reorganization, if any, are publicly traded, then this Warrant shall expire unless exercised prior to the reorganization. In any reorganization described above, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

        13. Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

        Issued this 30th day of December, 1998.

                                       DAZZLE MULTIMEDIA, INC.

                                       By:    /s/ DAVID TAYLOR
                                              ----------------------------------
                                              David Taylor

                                       Title:
                                              ----------------------------------
                                              Chief Executive Officer

                                    EXHIBIT A

                               NOTICE OF EXERCISE


TO:     Dazzle Multimedia, Inc.
        45778 Northport Loop West
        Fremont, California
        Tel. (510) 360-2300
        Fax. (510) 233-0211
        Attention:  President

        1. The undersigned hereby elects to purchase the Control Number of Shares of Dazzle Multimedia, Inc. pursuant to the terms of the attached Warrant.

        2. The undersigned tenders herewith payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

        3. Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                       ----------------------------------
                                     (Name)

                       ----------------------------------

                       ----------------------------------
                                    (Address)

        4. The undersigned hereby represents and warrants that the aforesaid shares of Warrant Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 6 of the attached Warrant are true and correct as of the date hereof.

                                       -----------------------------------------
                                                       (Signature)

                                       Title:
                                              ----------------------------------

----------------------------
          (Date)

                                    EXHIBIT B

                                FORM OF TRANSFER
                  (To be signed only upon transfer of Warrant)


        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________________________________________ the right represented by the attached Warrant to purchase ____________ shares of Common Stock of Dazzle Multimedia, Inc., to which the attached Warrant relates, and appoints ______________ Attorney to transfer such right on the books of Dazzle Multimedia, Inc., with full power of substitution in the premises.

        Dated:
               ---------------------------


                             (Signature must conform in all respects to name of Holder as specified on the face of the Warrant)


                                                   (Address)


Signed in the presence of:


----------------------------------

                                    EXHIBIT C

                                RESTATED ARTICLES